Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com
Phone: 215-875-0700
Fax: 215-546-7311
Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports First Quarter 2009 Results

Philadelphia, PA, April 30, 2009 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2009.

Funds From Operations (“FFO”) for the quarter was $29.3 million, or $0.71 per diluted share, compared to $34.1 million, or $0.83 per diluted share, for the first quarter of 2008.

Net Operating Income (“NOI”) for the quarter was $71.9 million, compared to $75.8 million for the first quarter of 2008. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT for the first quarter of 2009 was $11.0 million, or $0.28 per diluted share, compared to a net loss of $2.9 million, or $0.08 per diluted share, for the first quarter of 2008. See below for a description of the primary factors affecting financial results.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “Our performance was in line with our expectations, and we will continue to draw on our experience to meet the challenges ahead. We are excited about the opportunities created by our redevelopment efforts at Cherry Hill Mall, Plymouth Meeting Mall, Voorhees Town Center and The Gallery at Market East, and we believe that PREIT is poised to take advantage of an improved economy.”

Primary Factors Affecting Financial Results

Results for the quarter ended March 31, 2009, included:

•	Reduced occupancy at our enclosed malls and power centers because of store closings primarily from bankruptcies that occurred during 2008;

•	Higher depreciation and amortization expense and interest expense as a result of the development and redevelopment assets that have been placed in service;

•	A $1.3 million gain on extinguishment of debt resulting from our repurchase of $2.1 million aggregate principal amount of our exchangeable notes in privately negotiated transactions; and

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Adoption of FASB Staff Position APB 14-1, which resulted in a change in accounting for the Company’s exchangeable notes. Interest expense for the first quarter of 2009 included $0.8 million, or $0.02 per diluted share, of non-cash interest expense as a result of this change in accounting. As required, the accounting change was applied retrospectively to the prior year, resulting in a non-cash increase in interest expense of $0.9 million, or $0.02 per diluted share, from the amount previously reported for the quarter ended March 31, 2008.

Financing Activities

During the quarter, the Company repaid the mortgage loan on Palmer Park Mall in Easton, Pennsylvania with a balance of approximately $15.7 million, and obtained a $16.3 million mortgage loan secured by New River Valley Center, a recently constructed power center in Christiansburg, Virginia. The Company has $46.8 million in mortgage debt maturing in 2009, excluding maturities with renewal options.

Retail Operations

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said “In March, we celebrated the openings of Nordstrom, Seasons 52 and Maggiano’s, among others, at Cherry Hill Mall. Tomorrow, at Plymouth Meeting Mall, we will open our new lifestyle wing with Ann Taylor Loft, Chico’s, Coldwater Creek, and Jos. A. Bank. The new retailers are transforming these properties and energizing shoppers.”

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio:

	Occupancy (1) as of:
	March 31, 2009	March 31, 2008
Retail portfolio weighted average:
Total including anchors (2)	89.0%	89.3%
Total excluding anchors	84.5%	88.3%
Enclosed malls weighted average:
Total including anchors (2)	88.5%	88.0%
Total excluding anchors	83.8%	87.0%
Strip/power centers weighted average:	91.8%	97.0%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Includes approximately 0.9 million square feet of vacant anchor space, as of March 31, 2009, of which approximately 0.3 million square feet has been leased but is not occupied. As of March 31, 2008, total vacant anchor space was approximately 1.3 million square feet.

	Twelve Months Ended:
	March 31, 2009	March 31, 2008
Sales per square foot (1)	$340	$356

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI decreased 6.4% to $71.1 million for the quarter, including $0.4 million in lease termination revenue. For the first quarter of 2008, same store NOI was $75.7 million, including $0.9 million in lease termination revenue. Same store results represent retail properties that the Company owned for the full periods presented.

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2009 Outlook

Based on the current outlook for 2009, the Company reaffirms its estimates that net loss per diluted share and FFO per diluted share will be as follows:

Estimates Per Diluted Share
Net loss attributable to PREIT	$(1.35) - $(1.15)
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	$ 4.10
Funds From Operations	$2.75 -$ 2.95

Annual Meeting of Shareholders

The Annual Meeting of Shareholders is scheduled for 11:00 a.m. Eastern Time on Thursday, May 28, 2009 at the Park Hyatt at the Bellevue in Philadelphia, Pennsylvania.

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s first quarter results, market trends, and future outlook. To listen to the call, please dial (800) 762-8779 (domestic) or (480) 629-9031 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through May 14, 2009 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Password: 4041228). The online archive of the Internet broadcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. The Company’s 56 properties include 38 shopping malls, 14 strip and power centers, and four properties under development. These properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail portfolio has a total of approximately 35 million square feet. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and

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FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, gains on sales of interests in real estate, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More

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specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or terrorist attacks; the current economic downturn and its effect on PREIT’s existing and potential tenants and their ability to make and meet their obligations to PREIT; PREIT’s continued compliance with the terms of its Credit Facility, and its ability to repay or replace its debt when it matures; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

[Financial Tables Follow]

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS

	March 31, 2009	(as revised) December 31, 2008
(In thousands, except share and per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,389,143	$3,291,103
Construction in progress	365,163	411,479
Land held for development	9,337	5,466

Total investments in real estate	3,763,643	3,708,048
Accumulated depreciation	(547,570)	(516,832)

Net investments in real estate	3,216,073	3,191,216

INVESTMENTS IN PARTNERSHIPS, at equity:	35,514	36,164

OTHER ASSETS:
Cash and cash equivalents	19,256	9,786
Tenant and other receivables (net of allowance for doubtful accounts of $17,332 and $16,895 at March 31, 2009 and December 31, 2008, respectively)	56,321	57,970
Intangible assets (net of accumulated amortization of $176,624 and $169,189 at March 31, 2009 and December 31, 2008, respectively)	60,861	68,296
Deferred costs and other assets, net	82,279	80,845

Total assets	$3,470,304	$3,444,277

LIABILITIES:
Mortgage notes payable	$1,752,869	$1,756,270
Debt premium on mortgage notes payable	3,706	4,026
Exchangeable notes	239,400	241,500
Exchangeable notes discount	(10,568)	(11,421)
Credit Facility	447,000	400,000
Senior unsecured term loan	170,000	170,000
Distributions in excess of partnership investments	47,596	48,788
Tenants’ deposits and deferred rents	17,712	13,112
Accrued expenses and other liabilities	119,123	123,739

Total liabilities	2,786,838	2,746,014
EQUITY:	683,466	698,263

Total liabilities and equity	$3,470,304	$3,444,277

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2009	(as revised) March 31, 2008
Net loss	$(11,523)	$(3,051)
Adjustments:
Depreciation and amortization:
Wholly owned and consolidated partnerships (a)	38,785	35,176
Unconsolidated partnerships (a)	2,055	1,926

FUNDS FROM OPERATIONS (b)	$29,317	$34,051

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.71	$0.83

Weighted average number of shares outstanding	39,004	38,714
Weighted average effect of full conversion of OP Units	2,195	2,240
Effect of common share equivalents	—	7

Total weighted average shares outstanding, including OP Units	41,199	40,961

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $329 and $665 for the first quarter 2009 and 2008, respectively.

STATEMENTS OF OPERATIONS

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2009	(as revised) March 31, 2008
REVENUE:
Real estate revenue:
Base rent	$73,186	$73,816
Expense reimbursements	34,514	34,428
Percentage rent	834	1,488
Lease termination revenue	398	885
Other real estate revenue	3,278	3,591

Total real estate revenue	112,210	114,208

Management company revenue	593	895
Interest and other income	109	247

Total revenue	112,912	115,350

EXPENSES:
Property operating expenses:
CAM and real estate tax	(34,990)	(32,871)
Utilities	(5,893)	(5,977)
Other property operating expenses	(5,764)	(5,579)

Total property operating expenses	(46,647)	(44,427)

Depreciation and amortization	(39,396)	(35,815)
Other expenses:
General and administrative expenses	(9,354)	(10,507)
Abandoned project costs, income taxes and other expenses	(318)	(1,269)

Total other expenses	(9,672)	(11,776)

Interest expense, net	(32,509)	(27,845)
Gain on extinguishment of debt	1,272	—

Total expenses	(126,952)	(119,863)

Loss before equity in income of partnerships	(14,040)	(4,513)
Equity in income of partnerships	2,517	1,462

Net loss	(11,523)	(3,051)
Less: Net loss attributed to noncontrolling interest	541	115

Net loss attributable to Pennsylvania Real Estate Investment Trust	(10,982)	(2,936)

Basic loss per share—Pennsylvania Real Estate Investment Trust	$(0.28)	$(0.08)
Diluted loss per share— Pennsylvania Real Estate Investment Trust (1)	$(0.28)	$(0.08)
Weighted average number of shares outstanding for diluted EPS	39,004	38,714

(1)

For the quarters ended March 31, 2009 and 2008, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended
	March 31, 2009	(as revised) March 31, 2008
(In thousands)
Net loss	$(11,523)	$(3,051)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	39,396	35,815
Unconsolidated partnerships	2,055	1,926
Interest expense, net
Wholly owned and consolidated partnerships	32,509	27,845
Unconsolidated partnerships	1,769	2,672
Other expenses	9,672	11,776
Gain on extinguishment of debt	(1,272)	—
Management company revenue	(593)	(895)
Interest and other income	(109)	(247)

Property net operating income	$71,904	$75,841

Same store retail properties	$71,140	$75,716
Non-same store properties	764	125

Property net operating income	$71,904	$75,841

EQUITY IN INCOME OF PARTNERSHIPS
	Three Months Ended
	March 31, 2009	(as revised) March 31, 2008
(In thousands)
Gross revenue from real estate	$18,666	$17,331

Expenses:
Property operating expenses	(5,956)	(5,213)
Mortgage interest expense	(3,567)	(5,342)
Depreciation and amortization	(3,901)	(3,727)

Total expenses	(13,424)	(14,282)

Net income from real estate	5,242	3,049
Partners’ share	(2,610)	(1,524)

Company’s share	2,632	1,525
Amortization of excess investment	(115)	(63)

EQUITY IN INCOME OF PARTNERSHIPS	$2,517	$1,462

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